SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 29, 2000
                                                (February 25, 2000)
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                    Wellsford Real Properties, Inc.
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          (Exact name of registrant as specified in its charter)

  Maryland                 1-12917                13-3926898
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(State or Other          (Commission            (IRS Employer
Jurisdiction of          File Number)        Identification No.)
Incorporation)


   535 Madison Avenue, New York, New York 10020        10022
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(Address of principal executive offices)            (Zip Code)


    (Registrant's telephone number, including area code) (212) 838-3400
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       (Former Name or Former Address, if Changed Since Last Report)

Item 5.   Other Events

     On February 25, 2000, Wellsford Real Properties, Inc., a Maryland corporation ("Wellsford"), repurchased 2,573,632 shares of its outstanding common stock from an institutional investor at $8.00 per share, for total consideration of approximately $20.6 million from cash on hand.

     In completing this transaction, Wellsford has repurchased approximately 4 million shares over the last four months, reducing the total outstanding shares of Wellsford common stock by approximately 20% to approximately 16.6 million shares.



Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits

          99.1 Press Release.

                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date February 29, 2000

                                        WELLSFORD REAL PROPERTIES, INC.



                                        By: /s/ Edward Lowenthal
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                                            Name:  Edward Lowenthal
                                            Title: President